UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 relating to the ABL Facility (defined below) is contained in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01

OTHER EVENTS.

On July 15, 2011, Dollar General Corporation (the “Company”) redeemed all $839.3 million outstanding aggregate principal amount of its 10.625% Senior Notes due 2015 (the “Notes”) at a redemption price of 105.313% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the redemption date.  The total redemption price was approximately $928.5 million, including accrued interest of $44.6 million.  The redemption was effected in accordance with the indenture governing the Notes pursuant to a notice dated May 31, 2011.  The Company expects to record an aggregate of approximately $60 million of pretax non-operating losses for fiscal 2011 resulting from this Note redemption and an April 2011 repurchase of $25 million aggregate principal amount of Notes.

The Company funded the redemption price for the Notes with cash on hand and borrowings of approximately $300 million under its senior secured asset-based revolving credit facility (the “ABL Facility”).  The Company anticipates potential additional borrowings under its ABL Facility in fiscal 2011 up to a maximum of $400 million outstanding at any one time.  A summary of the senior secured credit agreement for the ABL Facility is included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2011	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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